EXHIBIT B

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Saul S. Ahn the undersigned’s true and lawful attorney-in-fact to:

(1) prepare and execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”), securities laws filings including without limitation Schedules 13D and 13G and Forms 3, 4, and 5 in accordance with Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule or Form, complete and execute any amendment or amendments thereto, and file any such Schedule or Form or amendment with the SEC and any stock exchange or similar authority, including filing this Power of Attorney with the SEC; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with the Securities Exchange Act of 1934.

The undersigned may terminate or revoke this Power of Attorney at any time. In the event that the attorney-in-fact is no longer employed by Linden Advisors LP or one of its affiliates, this Power of Attorney and all authority conferred hereby shall be immediately terminated with respect to such Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of June, 2019.

/s/ Siu Min Wong
Siu Min Wong